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 Exhibit 4.14(b)

Contents of Omitted Exhibits and Schedules to the $300,000,000 Five-Year Credit Agreement

(We will furnish a copy of any of the omitted schedules and exhibits to the Commission upon request)

Schedule 5.01                 Organization and Ownership of Subsidiaries
Schedule 5.01 (a)             Lack of Qualification
Schedule 5.05                 Certain Pending and Threatened Litigation
Schedule 5.08                 Environmental Matters
Schedule 5.11                 Burdensome Restrictions
Schedule 5.12                 Tax Filings and Payments
Schedule 5.15                 Employee Benefit Matters
Schedule 5.16                 Patent, Trademark, License and Other Intellectual Property Matters
Schedule 5.17                 Ownership of Properties
Schedule 5.20                 Dividend Restrictions
Schedule 6.08                 Financial Covenant Calculations
Schedule 7.01                 Existing Indebtedness
Schedule 7.02                 Existing Liens
Schedule 7.06                 Existing Investments
Schedule 7.07                 Permitted Sale and Leaseback Transactions
Schedule 10.01                Notice Information
Exhibit A                     Form of Revolving Credit Note
Exhibit B                     Form of Swingline Note
Exhibit C                     Form of Letter of Credit Application
Exhibit D-1                   Form of Notice of Borrowing
Exhibit D-2                   Form of Notice of Continuation/Conversion
Exhibit E                     Form of Guaranty Agreement
Exhibit F                     Form of Closing Certificate
Exhibit G-1                   Form of Opinion of Dickinson Wright PLLC
Exhibit G-2                   Form of Opinion of Kilpatrick Stockton LLP
Exhibit G-3                   Form of Opinion of Mayer, Brown & Platt
Exhibit H                     Form of Assignment and Acceptance
Exhibit I                     Form of Compliance Certificate




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